Exhibit 99.1

Open Lending Announces Leadership Changes

Board Chair Jessica Buss Appointed Chief Executive Officer

Charles “Chuck” Jehl will Continue to Serve as Interim Chief Financial Officer and a Member of the Board of Directors

Michelle Glasl Appointed Chief Operating Officer

AUSTIN, Texas, March 31, 2025 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), an industry trailblazer in lending enablement and risk analytics solutions for financial institutions, today announced that its Board of Directors (the “Board”) has appointed Jessica Buss as Chief Executive Officer, effective immediately. Chuck Jehl will continue to serve as Interim Chief Financial Officer and as a member of the Board. The Board also has appointed Michelle Glasl as Chief Operating Officer. The Board is conducting a comprehensive search process to identify a permanent Chief Financial Officer.

“We are thrilled to announce Jessica as our new CEO,” said Thomas Hegge, a member of the Board. “Her extensive experience in the insurance industry will be instrumental in ensuring a seamless and profitable collaboration between Open Lending, our insurance carrier partners, and our automotive lending partners. Our focus remains on enhancing loan performance, minimizing potential loan defaults, and improving our underwriting processes to more accurately price insurance premiums for the risk. We remain committed to serving our near and non-prime consumers alongside our valued partners.”

“We are grateful that Chuck stepped in to lead Open Lending through a challenging and volatile period for our Company and industry,” added Mr. Hegge. “He is passing the baton to Jessica to continue to execute our strategic plan and usher in the next phase of growth. Meanwhile, Chuck will continue to support Open Lending during this transitionary period as Interim Chief Financial Officer and a valued member of the Board.

“In addition to serving on Open Lending’s Board for the last five years, Jessica brings decades of executive experience in the insurance industry,” said Mr. Jehl. “She understands the opportunities and challenges of our industry, and I believe she will continue our legacy of serving our underserved near- and non-prime consumers.”

“I’d like to thank Chuck for his many contributions in various executive leadership roles at Open Lending since 2020, including taking the Company public,” said Ms. Buss. “He has been a critical part of the management team, and I am looking forward to continuing to work with him as a member of our Board.

Jessica Buss previously served as the CEO of Argo Group International Holdings, Ltd. a subsidiary of Brookfield Reinsurance Ltd (NYSE, TSX: BNRE), a leading capital solutions business providing insurance and reinsurance services to individuals and institutions. She was previously the president, U.S. insurance, of Argo prior to its acquisition by Brookfield Re. Prior to joining Argo, she was President and CEO of GuideOne Insurance Company and, prior to that, she was senior vice president – Commercial and Specialty Lines at State Auto Insurance Companies. Jessica held several other positions during her tenure at State Auto, including chief operating officer and chief financial officer of the company’s specialty subsidiary, and senior vice president of Specialty. Prior to joining State Auto, Jessica was a member of a three-person team that raised the capital for the formation and start-up operations of Rockhill Holdings, a niche property and casualty business that was purchased by State Auto in 2009. She was also CFO for Citizens Property Insurance Corporation. In 2016, Jessica was named one of Insurance Business’ Elite Women of the Year. Jessica earned her bachelor’s degree in accounting from the University of Wisconsin and her Master of Business Administration from the University of Florida.

Michele Glasl also joins Open Lending from Argo Group, where she has served as Head of Operations since 2022. As Head of Operations, she oversaw information technology, security, operations and communications. Glasl previously served as SVP of Strategy and Business Development at Argo Group. Prior to that, she served as Chief Information Officer at GuideOne Insurance from June 2017 to June 2022. She previously served as Vice President of Technology at State Auto from February 2009 to June 2017. Ms. Glasl holds a Bachelor of Science degree from the University of Wisconsin - Milwaukee.

Board Changes

Jessica Buss will continue to serve as Chairman of the Board but will no longer be a member of the nominating and corporate governance and audit committees of the Board. Thomas Hegge will join the audit committee. Chuck Jehl will continue to serve as a member of the Board.

About Open Lending

Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to the benefits of any leadership transition and future strategic plans. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

Investors

openlending@icrinc.com